Exhibit 99.2

News release for immediate release

Contact information:
Heather J. Wietzel
Vice President, Investor Relations and Enterprise Communications
217.788.5144
investorrelations@horacemann.com

Horace Mann announces second-quarter catastrophe losses between
$41 and $43 million, pretax, as weather-driven losses rise across industry
•Q2 core EPS* expected to be between $0.01 and $0.03 as the benefits of diversification offset weather impact on Property & Casualty segment results
•Longer-term outlook largely unchanged due to accelerating impact of P&C rate actions and growing significance of new Worksite business

SPRINGFIELD, Ill., July 20, 2023 – Horace Mann Educators Corporation (NYSE:HMN) today announced it expects second-quarter 2023 core EPS in the range of $0.01 to $0.03. Continued strong performance of the company’s Worksite and Life & Retirement businesses offset the impact of outsized weather activity across the country, which was also a primary factor in continued elevated auto loss frequency.
Second-quarter catastrophe losses are now expected to be between $41 million to $43 million, pretax. In total, there were 19 events designated as catastrophes by Property Claims Services (PCS) in this year’s second quarter, including multiple severe convective storms across the Midwest and Texas in June. Catastrophe losses are expected to contribute 26 to 27 points to the second-quarter combined ratio.
“Across the country, weather events are increasing in frequency and size, resulting in record levels of catastrophe losses for the industry,” said President & CEO Marita Zuraitis. “I am proud of our team members who continuously deliver on Horace Mann’s promise to help affected educator customers at the ‘moment of truth.’
“Second-quarter underlying Property & Casualty results confirm we took appropriate reserve actions in 2022 to address the emergence of the post-pandemic inflationary loss environment,” added Zuraitis. “Auto rate increases since the beginning of 2022 have reached almost 15% nationwide, and we expect the cumulative year-end impact to be near 20%. Further, we expect average renewal premiums for property to increase by 17% to 20% in 2023 due to rate increases and other actions. We will continue to address the increased weather activity through additional filed rate, product changes and enhanced modeling.
“Our expected results for the second quarter, as well our outlook, benefit from the significant revenue and earnings diversification efforts we’ve undertaken in the past five years,” Zuraitis continued. “Strong contributions from our Worksite and Life & Retirement businesses, combined with continued progress toward P&C segment profitability targets, should enable us to deliver 2023 core EPS in the range of $1.20 to $1.45. We continue to see sales momentum across our entire business and we remain confident in our long-term outlook.
Full-year 2023 EPS guidance now reflects an increase in the full-year catastrophe loss estimate to $95 million to $100 million to acknowledge the potential for continued outsized weather through the second half.
Second-quarter 2023 financial results to be announced on August 1
Horace Mann plans to release its second-quarter 2023 results on August 1, after the market closes. Management will host a conference call to discuss the financial results on August 2 at 12:30 p.m. Eastern Time. Investors can access the call webcast via the Events page of the company’s investor site or by dialing 844-735-3325. For the webcast, please log on to the site several minutes in advance to register and download any required audio software. On-demand replay will be available later that day.

Safe Harbor Statement and Non-GAAP Measures
Certain statements included in this news release, including those regarding our earnings outlook, expected catastrophe losses, our investment strategies, our plans to implement additional rate actions, our plans relating to share repurchases and dividends, our efforts to enhance customer experience and expand our products and solutions to more educators, our strategies to create sustainable long-term growth and double-digit ROEs, our strategy to achieve a larger share of the education market, and other business strategies, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Horace Mann and its subsidiaries. Horace Mann cautions investors that such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond Horace Mann’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements included in this document. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Information” sections included in Horace Mann’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC). The forward-looking statements herein are subject to the risk, among others, that we will be unable to execute our strategy because of market or competitive conditions or other factors. Horace Mann does not undertake to update any particular forward-looking statement included in this document if we later become aware that such statement is not likely to be achieved.
Information contained in this news release include measures which are based on methodologies other than accounting principles generally accepted in the United States of America (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to Horace Mann’s SEC filings.
About Horace Mann
Horace Mann Educators Corporation is the largest financial services company focused on helping America’s educators and others who serve the community achieve lifelong financial success. The company offers individual and group insurance and financial solutions tailored to the needs of the educator community. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Illinois. For more information, visit horacemann.com.

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